UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018

YogaWorks, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38151	47-1219105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5780 Uplander Way

Culver City, CA 90230

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 664-6470

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

On June 20, 2018, Yoga Works, Inc., a California corporation (“Yoga Works”) and wholly-owned subsidiary of YogaWorks, Inc., a Delaware corporation (the “Company”), entered into an employment agreement with Kurt Donnell (the “Employment Agreement”), which superseded and replaced his prior employment agreement. Pursuant to the Employment Agreement, Mr. Donnell serves as our Executive Vice President, Partnerships and General Counsel. The Employment Agreement has an initial one-year term ending June 20, 2019 and is subject to automatic one-year renewals thereafter, unless either party provides at least ninety days’ prior written notice of non-renewal.

The Employment Agreement provides for an annual base salary of $220,000, and for eligibility to participate in employee benefit plans, programs and arrangements provided to our senior executives generally. In addition, the Employment Agreement provides that Mr. Donnell is eligible to receive an annual cash bonus targeted at $50,000, based on the attainment of pre-established company and individual performance metrics (with additional incentives payable at the discretion of Yoga Works for surpassing key metric goals). In addition, the Employment Agreement provides for company reimbursement of $125 per month for the use of Mr. Donnell’s personal phone.

Under the Employment Agreement, upon a termination of Mr. Donnell without “cause,” due to the applicable executive’s death or disability or due to the applicable executive’s resignation for “good reason” (each such term as defined in the Employment Agreement), subject to the applicable executive’s timely execution and non-revocation of a general release of claims, Mr. Donnell will be eligible to receive (1) six months of continued payment of base salary, (2) if such termination occurs on or after July 1 of any year, a pro rata portion of the executive’s annual bonus for the year of termination, and (3) company-subsidized medical, dental or vision coverage for up to six months following termination.

The Employment Agreement also contains confidentiality, nondisclosure and invention assignment provisions effective during and after employment, as well as non-solicitation restrictions that are effective during Mr. Donnell’s employment with us and for twelve months thereafter.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 20, 2018. The final voting results relating to the matters voted on at the 2018 annual meeting of stockholders are set forth below.

Proposal 1.	Election of Class I Directors

Stockholders elected the following Class I directors to the Board of Directors of the Company to serve until the 2021 annual meeting of stockholders and until their respective successors have been duly elected and qualified:

Nominee	For	Withheld
Michael J. Gerend	12,836,390	480,346
Michael A. Kumin	12,820,380	496,356

Proposal 2.	Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of BDO USA, LLP as the independent auditors of the Company for the fiscal year ended December 31, 2018, in accordance with the voting results listed below:

For	Against	Abstain
15,105,233	206,681	91,461

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, by and between Yoga Works, Inc. and Kurt Donnell, dated June 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YogaWorks, Inc.

Date: June 25, 2018	By:	/s/ Vance Chang
Vance Chang
Chief Financial Officer